SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1933

December 8, 2003

Date of Report (date of earliest event reported)

SERENA SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25285	94-2669809

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2755 Campus Drive, Third Floor

San Mateo, California 94403-2538

(Address of principal executive offices)

(650) 522-6600

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS.

Filed as exhibit 99.1 hereto is the registrant’s press release, dated December 8, 2003, announcing that the registrant intends to offer approximately $150 million aggregate principal amount of convertible subordinated notes (the “Notes”) (excluding an option for the initial purchasers to the offering to purchase additional Notes) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

Exhibit Number	Description
99.1	Press Release SERENA Software, Inc. dated December 8, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2003

SERENA SOFTWARE INC.

By: /s/ ROBERT I. PENDER, JR.

Robert I. Pender, Jr.

Vice President, Finance and

Administration, Chief Financial Officer

and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release SERENA Software, Inc. dated December 8, 2003